EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER FISCAL YEAR 2012 RESULTS

First Quarter Revenues Increase 22% Year-over-Year; First Quarter Adjusted EBITDA Increases 34% Year-over-Year

PASADENA, CA – November 10, 2011 – General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage container and modular space industries, today announced its consolidated financial results for the first quarter ended September 30, 2011. The consolidated results include majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (“Pac-Van”), a prominent regional provider of portable storage and office containers, mobile offices and modular buildings in the United States.

First Quarter Highlights

•	Total revenues were $52.8 million, an increase of 22% over the first quarter of fiscal year 2011.
•	Leasing revenues comprised 47% of total revenues versus 46% for the first quarter of fiscal year 2011.
•	Adjusted EBITDA was $11.4 million, an increase of 34% over the first quarter of fiscal year 2011.
•	Net income attributable to common shareholders was $1.0 million, or $0.05 per share, an increase of 67% over the first quarter of fiscal year 2011.
•	Total lease fleet utilization increased to 83% at September 30, 2011, from 82% at June 30, 2011 and 80% at September 30, 2010.

Management Commentary

“We have started fiscal year 2012 on a strong note and are pleased with the performance at both of our operating subsidiaries,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “With the largest national platform in the Pan-Pacific and the most innovative of product types by industry, Royal Wolf delivered double digit growth, primarily driven by overall strength in the Australian economy and rebuilding activity in New Zealand.  Pac-Van’s results reflect signs of improving demand in certain markets despite the slow U.S. economy.

“Free cash flow before net fleet expenditures, which more than doubled year-over-year for the first quarter, was invested in fleet expansion, consistent with our strategy to grow our container fleets to drive profitability,” continued Mr. Valenta.  “At the holding company level, we are working with our operating subsidiaries to identify additional lease fleet growth opportunities and pursue accretive acquisitions of portable container businesses.  As we continue to execute our strategic growth initiatives, we are positive about our prospects for business development and expansion this year in Australia and New Zealand as well as the United States.”

First Quarter 2012 Operating Summary

Royal Wolf

Royal Wolf’s revenues for the first quarter of fiscal year 2012 totaled $35.9 million, compared with $28.4 million for the first quarter of fiscal year 2011, an increase of 26%. The increase in revenues was driven by overall growth in most markets, particularly construction and mining, and strong results in New Zealand from rebuilding activity in Christchurch as a result of the major earthquake earlier in the year.  The stronger Australian dollar compared with the U.S. dollar accounted for 18% of the increase in total revenues.  Adjusted EBITDA for the first quarter of fiscal year 2012 was $8.8 million, compared with $5.9 million for the year-ago quarter, an increase of 49%.

Pac-Van

Pac-Van’s revenues for the first quarter of fiscal year 2012 totaled $16.9 million, compared with $15.0 million for the first quarter of fiscal year 2011, an increase of 13%. Adjusted EBITDA for the first quarter of fiscal year 2012 was $3.2 million, compared with $2.9 million for the year-ago quarter, an increase of 10%. Pac-Van’s increased sales and leasing revenues in the quarter primarily reflect improved demand in the construction, commercial and industrial sectors.

Balance Sheet Overview

At September 30, 2011, General Finance had total debt of $137.8 million, as compared with $136.6 million at June 30, 2011. During the first quarter of fiscal year 2012, the Company generated free cash flow before net fleet expenditures of $11.7 million, compared with $5.3 million for the first quarter of fiscal year 2011. Total net fleet expenditures for the first quarter of fiscal year 2012, which includes increases in inventory, were $14.3 million, compared with $2.9 million in the year-ago quarter.

Inventories were $26.6 million at September 30, 2011, an increase from $20.9 million at June 30, 2011. Days sales outstanding in receivables were 38 and 55 days for Royal Wolf and Pac-Van, respectively, compared to 42 and 49 days, respectively, at June 30, 2011.

Outlook

Charles Barrantes, Executive Vice President and Chief Financial Officer of General Finance, stated, “Our first quarter results are typically a good indicator of the full year ahead.  To date, our performance is tracking with management’s expectations and consistent with the full year outlook that was provided in our fiscal fourth quarter earnings press release and conference call on September 20, 2011.”

Conference Call Details

Management will host a conference call today at 8:30 a.m. PST (11:30 a.m. EST), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 21433626. Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of our website at http://www.generalfinance.com.   An archive of the call will be available for 12 months.

A replay of the conference call may be accessed through November 17, 2011 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 21433626.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage container and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage and office containers mobile offices, and modular buildings in the United States.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian or New Zealand dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29

-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended September 30,
	2010	2011

Revenues
Sales	$23,389	$28,209
Leasing	20,076	24,584
	43,465	52,793

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	17,610	20,477
Direct costs of leasing operations	7,498	9,288
Selling and general expenses	10,015	11,813
Depreciation and amortization	4,672	4,558

Operating income	3,670	6,657

Interest income	105	95
Interest expense	(4,281)	(3,402)
Foreign currency exchange gain (loss) and other	2,427	1,087
	(1,749)	(2,220)

Income before provision for income taxes	1,921	4,437

Provision for income taxes	726	1,686

Net income	1,195	2,751

Preferred stock dividends	(43)	(45)
Noncontrolling interest	(573)	(1,669)

Net income attributable to common stockholders	$579	$1,037

Net income per common share:
Basic	$0.03	$0.05
Diluted	0.03	0.05

Weighted average shares outstanding:
Basic	22,013,299	22,013,299
Diluted	22,025,352	22,274,542

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2011	September 30, 2011
		(Unaudited)
Assets
Cash and cash equivalents	$6,574	$6,190
Trade and other receivables, net of allowance for doubtful accounts of $2,381 and $2,272 at June 30, 2011 and September 30, 2011, respectively	30,498	28,765
Inventories	20,942	26,560
Prepaid expenses and other	4,503	5,226
Property, plant and equipment, net	12,652	11,737
Lease fleet, net	220,095	216,060
Goodwill	68,948	66,207
Other intangible assets, net	23,358	20,684
Total assets	$387,570	$381,429

Liabilities
Trade payables and accrued liabilities	$32,522	$30,187
Income taxes payable	440	138
Unearned revenue and advance payments	10,292	10,707
Senior and other debt	136,589	137,821
Deferred tax liabilities	15,835	17,809
Total liabilities	195,678	196,662

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,000 shares issued and outstanding (in series) and liquidation value of $1,440 at June 30, 2011 and September 30, 2011	1,395	1,395
Common stock, $.0001 par value: 100,000,000 shares authorized; 22,013,299 shares outstanding at June 30, 2011 and September 30, 2011	2	2
Additional paid-in capital	112,278	112,422
Accumulated other comprehensive income	4,904	2,337
Accumulated deficit	(25,490)	(24,408)
Total General Finance Corporation stockholders’ equity	93,089	91,748
Equity of noncontrolling interests	98,803	93,019
Total equity	191,892	184,767
Total liabilities and equity	$387,570	$381,429

Explanation and Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of our adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or to reduce indebtedness. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income (loss) (in thousands):

	Quarter Ended September 30,
	2010	2011
Net income	$1,195	$2,751
Add (deduct) —
Provision for income taxes	726	1,686
Foreign currency exchange gain and other	(2,427)	(1,087)
Interest expense	4,281	3,402
Interest income	(105)	(95)
Depreciation and amortization	4,672	4,558
Share-based compensation expense	173	207
Adjusted EBITDA	$8,515	$11,422

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